TEDDER, JAMES, WORDEN & ASSOCIATES, P.A
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGLADREY NETWORK

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Cord Blood America, Inc. and Subsidiaries on Form S-8 of our report, dated March 18, 2005, except for Note 15 (debt, third paragraph) as to which the date is March 24, 2005, included in and incorporated by reference in the Annual Report on Form 10-KSB/A of Cord Blood America, Inc. and Subsidiaries for the year ended December 31, 2004.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida
October 20, 2005

"TEDDER, JAMES, WORDEN & ASSOCIATES, P. A.
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGLADREY NETWORK

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Cord Blood America, Inc. and Subsidiaries on Form S-8 of our report, dated March 18, 2005, except for Note 15 (debt, third paragraph) as to which the date is March 24, 2005, included in and incorporated by reference in the Annual Report on Form 10-KSB/A of Cord Blood America, Inc. and Subsidiaries for the year ended December 31, 2004.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida
October 20, 2005